          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          CITY NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                          CITY NATIONAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------

     4) Date Filed:

        ------------------------------------------------------------------------

                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 550-5400

                                                          BRAM GOLDSMITH
                                                          Chairman of the Board and
                                                          Chief Executive Officer

                                 March 18, 1994

Dear Shareholder:

     Your Company cordially invites you to attend its 1994 Annual Meeting of Shareholders, which will be held at 4:00 P.M., on Tuesday, April 19, 1994, at the offices of City National Bank, 400 North Roxbury Drive, Beverly Hills, California.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION IN RETURNING YOUR EXECUTED PROXY PROMPTLY WILL BE APPRECIATED. EACH PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.


                                          Sincerely,

                                          /s/  Bram Goldsmith
                                          --------------------------
                                          Bram Goldsmith

                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 550-5400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that, pursuant to call of its Board of Directors, the Annual Meeting of Shareholders of CITY NATIONAL CORPORATION will be held on Tuesday, the 19th day of April, 1994, at 4:00 P.M., at the offices of City National Bank, 400 N. Roxbury Drive, Beverly Hills, California, for the purpose of considering and voting upon the following matters:

     1. Election of Directors. The election of the 12 persons listed in the enclosed Proxy Statement; and

     2. Other Business. The transaction of such other business as may properly come before such meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 1, 1994, as the record date for the determination of shareholders entitled to notice of the Annual Meeting and to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          CHARLES D. KENNY
                                          Secretary

March 18, 1994

                           CITY NATIONAL CORPORATION
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 550-5400

                ANNUAL MEETING OF SHAREHOLDERS ON APRIL 19, 1994

                            ------------------------

                                PROXY STATEMENT

To the Shareholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CITY NATIONAL CORPORATION (herein called the "Corporation") to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 19, 1994, at 4:00 P.M. as set forth in the foregoing Notice of Annual Meeting. This Proxy Statement and proxy are first being mailed to shareholders on approximately March 18, 1994.

     All proxies on the enclosed form which are properly executed and returned to the Corporation will be voted as provided therein at the Annual Meeting or any adjournments thereof. A shareholder executing and returning a proxy may revoke it at any time before it has been exercised by filing with the Secretary of the Corporation a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     The Corporation's management does not know of any matters to be brought before the meeting other than the election of directors. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their judgment on such matters.

     Officers and employees of the Corporation may request the return of proxies by mail, telephone, telegraph or in person, for which they will receive no special compensation. The Corporation will bear all expenses of the preparation, printing and use of proxy soliciting materials. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. The Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. Although the Corporation does not presently intend to do so, the Corporation may, in its discretion, retain the services of Corporate Investor Communications, Inc., to assist in soliciting proxies from brokers, banks and other institutions, nominees and fiduciaries for a fee estimated to be $5,500, in addition to out-of-pocket expenses.

     The Corporation's Annual Report for its fiscal year ended December 31, 1993, is being distributed to shareholders concurrently herewith but is not to be deemed any part of the materials for the solicitation of proxies.

                 RECORD DATE AND NUMBER OF SHARES OUTSTANDING;
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The securities of the Corporation entitled to be voted at the meeting consist of common stock, $1.00 par value, of which 45,032,467 shares were outstanding as of March 1, 1994. Only holders of common stock of record at the close of business on that date will be entitled to vote at the meeting. Each shareholder is entitled to one vote for each share held, and shareholders may not cumulate their votes.

     The following table sets forth information as of March 1, 1994, concerning the only beneficial owners of record or known to management of more than 5% of the Corporation's outstanding shares of common stock, $1.00 par value:

                                                        Amount and Nature of
                                                        Beneficial Ownership
                                                     --------------------------
                 Name and Address of                   Amount         Nature of       Percent
                  Beneficial Owner                      Held          Holdings        of Class
    ---------------------------------------------    ----------       ---------       --------
    Bram and Elaine Goldsmith Group                   7,225,416                          16%
    400 North Roxbury Drive
    Beverly Hills, CA 90210
      Bram and Elaine Goldsmith, Trustees of          6,111,030           BD
      the Bram and Elaine Goldsmith Family
      Trust
      Elaine and Bram Goldsmith, Trustees of            567,989           BD
      the Elaine Goldsmith Revocable Trust
      Bram Goldsmith                                    436,080            F
                                                         40,597(1)        BDE
      Goldsmith Family Foundation                        69,720(2)        BDE
    The Capital Group, Inc./                          3,099,870(3)       CE(3)            7%
    Capital Guardian Trust Company
    333 South Hope Street
    Los Angeles, California 90071
    Merrill Lynch & Co., Inc./                        2,373,326(4)        BDE             5%
    Merrill Lynch Group, Inc./
    Princeton Services, Inc.
    World Financial Center, North Tower
    250 Vesey Street
    New York, New York 10281

- ------------------------------

(A) Possesses sole voting power.

(B) Possesses shared voting power.

(C) Possesses sole investment power.

(D) Possesses shared investment power.

(E) Disclaims beneficial ownership.

(F) Shares as to which the listed beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission.

(1) Represents Mr. Goldsmith's proportionate interest, according to his account balance, in shares held in the Company Stock Fund under the City National Bank Profit Sharing Plan at most recent valuation date, December 31, 1993. Fund investments are not allocated to individual participant accounts, and Mr. Goldsmith disclaims beneficial ownership thereof.

(2) Mr. Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director.

(3) According to information contained in Schedule 13G provided to the Corporation by this shareholder, all of the shares shown were held at December 31, 1993, on behalf of various institutional investors for which the shareholder serves as investment manager, none of which beneficially owns more than 5% of the Corporation's outstanding shares of common stock. Of the number shown, Capital Guardian Trust Company had sole voting power with respect to 2,239,220 shares.

(4) According to information contained in Schedule 13G provided to the Corporation by this shareholder, 2,370,300 shares were held at December 31, 1993, by various investment companies registered under Section 8 of the Investment Company Act of 1940 for which partnerships of which Princeton Services, Inc. is the general partner serve as investment advisor, none of which beneficially owns more than 5% of the Corporation's outstanding shares of common stock. The remainder of the shares shown were held by a wholly-owned subsidiary of Merrill Lynch & Co. as a result of its proprietary trading activity and its sponsorship of various unit investment trusts.

                             ELECTION OF DIRECTORS

     Each member of the present Board of 12 directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of City National Corporation. Directors A. Jerrold Perenchio and Stanley A. Wainer retired from the Board of Directors in 1993. The By-Laws provide that the Board shall be composed of not less than 5 nor more than 25 directors (the exact number to be determined by resolution of the Board of Directors or by the shareholders as provided in Article III, Section 1(b) of the By-Laws, which Section is discussed below), and the Board by its resolution has fixed the number of directors to be elected at this Annual Meeting at 12.

     Article III, Section 1(b) of the Corporation's By-Laws states that nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations other than by the Board of Directors must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of shareholders of the Corporation called for the election of directors. The notice must set forth (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation that are beneficially owned by such nominee; and (iv) such other information as would be required by the federal securities law and regulations with respect to an individual nominated by the Board of Directors.

     To comply with the above By-Law provision, nominations for the 1994 Annual Shareholders Meeting by persons other than the Board of Directors should have been received on or before February 21, 1994. The Corporation did not receive any such nominations and deems such nominations to be closed.

     The persons named below will be nominated for election to serve until the 1995 Annual Meeting of Shareholders and until their respective successors are elected and qualified, and management does not intend to nominate any other persons as directors at this Annual Meeting. Accordingly, the proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named below. If one or more of such nominees should unexpectedly become unavailable for election, votes will be cast pursuant to the accompanying proxy for the election of one or more substitutes to be named by the present Board of Directors. It is the intention of the persons named in the proxy to vote for the election of the following nominees:

                                                  Present Principal
                                                   Occupation and                Director   Director of
                                                Principal Occupation              of Bank   Corporation
             Name              Age           During the Past Five Years            Since       Since
- ----------------------------------   ------------------------------------------- ---------  -----------
GEORGE H. BENTER, JR.          52    President, City National Corporation, 1993     1992        1993
                                     to present; President and Chief Operating
                                     Officer, City National Bank, 1992 to
                                     present; Vice Chairman and Chief Credit
                                     Officer (1990 to 1992), Vice Chairman
                                     (until 1990), Security Pacific National
                                     Bank, commercial bank; Director, The Wet
                                     Seal, Inc.; Director, Whittaker Corporation
RICHARD L. BLOCH               64    President, Pinon Farm, Inc., equestrian        1974        1979
                                     training facility; Chairman of the Board,
                                     Columbus Realty Trust, real estate
                                     investment trust, 1993 to present;
                                     Director, Cantel Industries; Director, Data
                                     Broadcasting Corp.
MIRION P. BOWERS, M.D.         58    President and Chief Executive Officer,         1994        1994
                                     Hospital of the Good Samaritan, acute care
                                     hospital, 1992 to present; President, MPB
                                     MD, Inc., practicing physician
STEVEN D. BROIDY               56    Vice Chairman, City National Corporation,      1992        1993
                                     1993 to present; Vice Chairman and Chief
                                     Administrative Officer, City National Bank,
                                     1992 to present; Partner, Loeb and Loeb,
                                     law firm, 1989 to 1992
STUART D. BUCHALTER(1)         56    Of counsel, Buchalter, Nemer, Fields &         1981        1981
                                     Younger, a Professional Corporation, law
                                     firm; Chairman of the Board, The Art
                                     Stores, art materials retailer, 1990 to
                                     present; Chairman of the Board and Chief
                                     Executive Officer, Standard Brands Paint
                                     Company, manufacturer and retailer of
                                     paint, until 1993; Director, Nationwide
                                     Cellular Systems, Inc.; Director, Authentic
                                     Fitness Corp.
BRAM GOLDSMITH(2)              71    Chairman of the Board and Chief Executive      1964        1969
                                     Officer, City National Corporation and City
                                     National Bank; Director, Republic Pictures
                                     Corporation
RUSSELL GOLDSMITH(2)           44    Chairman of the Board and Chief Executive      1978        1979
                                     Officer, Republic Pictures Corporation,
                                     television and video production and
                                     distribution; General Partner, The Paragon
                                     Group, limited partnership investing in
                                     entertainment and communications companies;
                                     Vice Chairman, San Diego Padres Baseball
                                     Partnership, professional baseball team
                                     owner, 1990 to present

                                                  Present Principal
                                                   Occupation and                Director   Director of
                                                Principal Occupation              of Bank   Corporation
             Name              Age           During the Past Five Years            Since       Since
- ----------------------------------   ------------------------------------------- ---------  -----------
BURTON S. HORWITCH             68    President and Chief Executive Officer,         1978        1979
                                     Deena, Inc., manufacturer of women's
                                     apparel
CHARLES E. RICKERSHAUSER, JR.  65    Attorney; Chairman of the Board, PS Group,     1982        1982
                                     Inc., since 1991; Partner, Fried, Frank,
                                     Harris, Shriver & Jacobson, law firm, until
                                     1990; Director, Vons Companies, Inc.;
                                     Director, Lee Enterprises, Inc.
EDWARD SANDERS                 71    Principal, Sanders, Barnet, Goldman, Simons    1985        1985
                                     & Mosk, a Professional Corporation, law
                                     firm; Director, Wyle Laboratories
ANDREA L. VAN DE KAMP          50    Senior Vice President and Managing Director    1994        1994
                                     of West Coast Operations, Sotheby's,
                                     appraisals and auctions, 1989 to present;
                                     President and Chief Executive Officer,
                                     Independent Colleges of Southern
                                     California, fund-raising for private
                                     colleges, until 1989
KENNETH ZIFFREN                53    Senior partner, Ziffren, Brittenham &          1989        1989
                                     Branca, law firm; Director, SPI Holdings,
                                     Inc.; Director, Marvel Entertainment Group,
                                     Inc.

- ------------------

 (1) Member of, or of counsel to, law firm retained by the Corporation or its subsidiaries during the last two full fiscal years or which may be retained in the current fiscal year. During the Corporation's 1993 fiscal year, payments by the Corporation and its subsidiaries for legal services rendered by each such law firm did not exceed 5% of such law firm's gross revenues for such period.

 (2) Mr. Russell Goldsmith is the son of Mr. Bram Goldsmith.

     On February 11, 1992, Standard Brands Paint Company ("Standard Brands Paint") and certain direct and indirect subsidiaries filed petitions in the United States District Court for the Central District of California for protection from creditors pursuant to Chapter 11 of the United States Bankruptcy Code. The plan of reorganization for Standard Brands Paint was confirmed by the Bankrupcty Court on May 14, 1993. Mr. Stuart D. Buchalter, a director of the Corporation, was Chief Executive Officer and a director of Standard Brands Paint prior to June 15, 1993. In addition, the Bank serves as trustee of certain benefit plans for the employees of Standard Brands Paint and its subsidiaries.

     The Boards of Directors of the Corporation and the Bank have a joint Nominating Committee, which was formed in 1993, composed of Messrs. Bram Goldsmith, Russell Goldsmith, Charles E. Rickershauser, Jr., and Edward Sanders. The Committee, which met twice in 1993, selects and nominates candidates for positions on the Corporation's and Bank's Boards of Directors.

     The Audit Committee of the Corporation is composed of Messrs. Stuart D. Buchalter, Richard L. Bloch and Kenneth Ziffren, all of whom are directors of the Bank and the Corporation. This committee, which monitors significant accounting policies, approves services rendered by the auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met once in 1993. In addition, the Board of Directors of the Bank has an Audit and Examining Committee, which periodically reviews asset quality, credit loss reserves, regulatory compliance and internal audit functions of the Bank. This committee, which is composed of Messrs. Stuart D. Buchalter, Richard L. Bloch, Russell Goldsmith and Kenneth Ziffren, met 17 times in 1993.

     The matter of compensation is acted upon by the joint Compensation Committee of the Boards of Directors of the Corporation and the Bank, which met 7 times in 1993. The Compensation Committee is composed of Messrs. Stuart D. Buchalter, Burton Horwitch and Kenneth Ziffren.

     During 1993, the Corporation's Board of Directors held 15 meetings. With the exception of Mr. Richard L. Bloch, none of the directors was present at fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served (during the periods he served).

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     No direct compensation was paid by the Corporation to any of its executive officers, except for the Profit Sharing Plan and the 1985 Stock Option Plan. Instead, the executive officers of the Corporation, all of whom are employees of the Bank, were compensated by the Bank and receive benefits under various employee benefit plans of the Bank.

     The following information is furnished with respect to (i) the chief executive officer of the Corporation, and (ii) each of the other 4 most highly compensated executive officers of the Corporation (including officers of the Bank who may be deemed to be executive officers of the Corporation), in each case at December 31, 1993 (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                              Long Term
                                                                                            Compensation(1)
                                  Annual Compensation                                           Awards
- ---------------------------------------------------------------------------------------     ---------------
                                                                                               Securities
                                                                                 Other         Underlying
               Name and                                                         Annual          Options/       All Other
          Principal Position              Year        Salary        Bonus       Comp.(2)         SARs(3)        Comp.(2)
- ---------------------------------------   ----       ---------     -------      -------        ----------     -----------
Bram Goldsmith                            1993       $  540,000        -0-             (4)         -0-         $    899(5)
Chairman of the Board & Chief Executive   1992       $  780,000        -0-             (4)         -0-         $    872(5)
Officer, City National Bank and           1991       $1,000,000        -0-           --            -0-               --
City National Corporation
George H. Benter, Jr.                     1993       $  300,000        -0-             (4)      75,000         $    600(5)
President, City National Corporation;     1992(6)    $  200,000        -0-             (4)      81,765              -0-
President & Chief Operating Officer,      1991(6)           N/A        N/A          N/A            N/A              N/A
City National Bank
Steven D. Broidy                          1993       $  300,000        -0-             (4)      75,000         $    600(5)
Vice Chairman, City National              1992(6)    $  200,000        -0-             (4)      81,765              -0-
  Corporation; Vice Chairman & Chief      1991(6)           N/A        N/A          N/A            N/A              N/A
Administrative Officer, City National
Bank
Alexander L. Kyman(7)                     1993       $  300,000        -0-             (4)         -0-         $175,899(8)
Vice Chairman,                            1992       $  451,272        -0-             (4)         -0-         $    872(5)
City National Bank                        1991       $  475,008        -0-           --         10,902               --
James M. Gleason                          1993       $  250,008     $36,949(9)         (4)       8,905              -0-
Senior Vice President,                    1992(10)   $  148,722     $15,522(9)         (4)         -0-              -0-
City National Bank                        1991(10)          N/A        N/A          N/A            N/A              N/A

- ---------------

 (1) The Corporation did not award restricted stock or pay out amounts pursuant to any long-term incentive plan, as defined in the federal proxy rules, during the period shown.

 (2) Information relating to the fiscal year ending on December 31, 1991, is not included in this column of the table.

 (3) As adjusted pursuant to anti-dilution provisions of the Corporation's 1985 Stock Option Plan for the Corporation's rights offering in May 1993, where applicable.

 (4) Aggregate amount of perquisites and other personal benefits did not exceed lesser of $50,000 or 10% of total salary and bonus reported in preceding columns.

 (5) Bank matching contribution to deferred compensation plan under Section 401(k) of the Internal Revenue Code.

 (6) Employment commenced on May 1, 1992. Not employed by the Corporation, the Bank or any other subsidiary of the Corporation at any time during 1991.

 (7) Mr. Kyman retired from the Bank effective December 31, 1993.

 (8) Includes Bank matching contribution of $899 to deferred compensation plan under Section 401(k) of the Internal Revenue Code, and $175,000 in connection with Mr. Kyman's retirement, consisting of cash payment pursuant to Agreement for Separation From Employment and Release and estimated value of terminated obligation. See "Employment Contracts and Termination of Employment and
     Change-In-Control Arrangements," below.

 (9) Commission overrides pursuant to the Bank's Investment Department Commission Plan.

(10) Employment commenced on May 27, 1992. Not employed by the Corporation, the Bank or any other subsidiary of the Corporation at any time during 1991.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On January 31, 1990, the Bank entered into an Employment Agreement (the "Agreement") with Mr. Bram Goldsmith pursuant to which he has served and will continue to serve as Chairman of the Board and Chief Executive Officer of the Bank from May 15, 1990, to May 14, 1995. Mr. Goldsmith had previously been employed by the Bank as its Chairman of the Board and Chief Executive Officer for consecutive five-year periods which commenced in 1975. The Agreement provides for annual salary of $1,000,000 during the first year of its term, with $100,000 increases in each successive year thereafter. Based on the Bank's operating results, Mr. Goldsmith subsequently agreed to forego the increase for the second year of the Agreement, beginning May 1, 1991, and further agreed to a 10% decrease in salary effective January 1, 1992, and to an additional decrease to $540,000 per year effective September 1, 1992. The Agreement provides for an annual incentive bonus to be paid to Mr. Goldsmith, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the percentage used to calculate the bonus to any other member of executive management of the Bank. No bonus was paid to Mr. Goldsmith in 1993. The Agreement provides for split dollar life insurance on the joint lives of Mr. Goldsmith and Mrs. Elaine Goldsmith in the amount of $5,521,946, the premium for which was fully paid in 1990. There is no arrangement or understanding, whether formal or informal, that Mr. Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy.

     The Agreement further provides for the grant of a stock option (which is not an Incentive Stock Option) pursuant to the 1985 Stock Option Plan for 400,000 shares of the Corporation's common stock at an exercise price of $21.25 per share (the fair market value on January 31, 1990), together with accompanying Tax Offset Bonus Rights payable only in cash in an amount equal to 11.1% of the excess of the fair market value of the shares when the options are exercised over the exercise price of the options (which percentage is subject to adjustment in the event of a change in applicable capital gains tax rates, to yield the same net after-tax benefit to Mr. Goldsmith as though the option were an Incentive Stock Option). In November 1993, the option was adjusted pursuant to anti-dilution provisions of the 1985 Stock Option Plan for the Corporation's rights offering in May 1993. As adjusted, the option is for 436,080 shares at an exercise price of $19.50 per share. The option vests in increments of 25% on January 31 of 1991, 1992, 1993 and 1994, and expires on January 30, 1995.

     The Agreement between the Bank and Mr. Goldsmith also provides that if a "change of control" takes place with respect to the Bank, Mr. Goldsmith may terminate the Agreement but remain entitled to receive all compensation payable for the balance of the term of the Agreement as if it had not been terminated, subject to certain limitations. For this purpose, a "change of control" is deemed to have occurred if any person other than Mr. Goldsmith or the Corporation's Profit Sharing Plan acquires beneficial ownership of more than 20% of the outstanding voting securities of the Corporation, excluding securities purchased directly from Mr. Goldsmith.

     On November 3, 1993, the Bank entered into an Agreement for Separation From Employment and Release (the "Separation Agreement") with Mr. Alexander L. Kyman in connection with Mr. Kyman's retirement from the Bank due to disability, effective December 31, 1993, pursuant to which the Bank agreed to pay Mr. Kyman $165,000 in January 1994. On December 31, 1993, all unvested stock options held by Mr. Kyman pursuant to the 1983 and 1985 Stock Option Plans became fully vested, and the time within which such options could be exercised was extended to the earlier of the date on which such options would otherwise have expired or December 31, 1998. In addition, the Bank terminated Mr. Kyman's obligation to reimburse the Bank for the cash sale value of Mr. Kyman's membership in the El Caballero Country Club.

     Effective December 31, 1993, the Bank adopted a Separation Pay Plan with respect to all employees, including the Named Officers, who are regularly scheduled to work at least 30 hours per week and have completed at least three months of continuous service at the time they are laid off. The Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of layoff, provided the employee is not offered a position with the Bank at a comparable salary or a position with an employer that acquires from the Bank the line of business that the employee formerly worked in. The basic period during which the employee is entitled to receive separation pay is determined by position, and ranges up to six weeks for Vice Presidents or above. However, if the employee executes a General Release and Separation Agreement, the separation pay period is extended, based on position and years of service, up to a maximum of 26 weeks of salary (including the six week basic period) for Vice Presidents or above with 16 or more years of service.

OPTION GRANTS, EXERCISES AND HOLDINGS

     The following information is furnished with respect to stock options granted to the Named Officers during 1993. No stock appreciation rights ("SARs") were granted in 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  Grant Date
                                      Individual Grants                                              Value
- ----------------------------------------------------------------------------------------------    -----------
                                                     % of Total
                                    Number of       Options/SARs
                                    Securities       Granted to
                                    Underlying      Employees in     Exercise or                  Grant Date
                                   Options/SARs        Fiscal        Base Price     Expiration      Present
              Name                   Granted           Year(1)        ($/Sh)(2)        Date        Value(3)
- ---------------------------------  ------------     -------------    -----------    ----------    -----------
Bram Goldsmith...................      0                   --              --               --            --
George H. Benter, Jr.............     75,000(4)          5.8%           $7.63         12/15/03     $ 264,633
Steven D. Broidy.................     75,000(4)          5.8%           $7.63         12/15/03     $ 264,633
Alexander L. Kyman...............      0                   --              --               --            --
James M. Gleason.................      4,905(1)(5)       0.4%           $6.31(5)       5/13/03     $  14,481
                                       4,000(4)          0.3%           $7.63         12/15/03     $  14,114

- ---------------

(1) As adjusted pursuant to anti-dilution provisions of the Corporation's 1985 Stock Option Plan for the Corporation's rights offering in May 1993, where applicable.

(2) All options are granted under the 1985 Stock Option Plan at the fair market value of the stock on the date of grant.

(3) Value estimated by the Black-Scholes option pricing model, based on the following assumptions:

           1. The volatility of the Corporation's stock (a measure of the variability in the stock price) is assumed to be .3464, based on changes in the price of the stock over the past ten years, measured monthly.

           2. The risk-free rates of return for options expiring on May 13, 2003, and December 15, 2003, are assumed to be 6.0% and 5.8%, respectively, based on the yield on the ten-year U.S. Treasury notes on the respective dates of grant.

           3. The average annual dividend yield over the term of the option is assumed to be 1.55%. Actual dividend payments will depend on a number of factors, including financial results, and may differ substantially from the assumption.

           4. The time of exercise is assumed to be the term of the option, ten years.

     The actual value, if any, a Named Officer will realize will depend on the excess of the stock price over the option exercise price on the date of exercise, and such value may differ significantly from the amount shown.

(4) Exercisable as follows: 25% on December 15, 1994; 25% on December 15, 1995; 25% on December 15, 1996; and 25% on December 15, 1997.

(5) Exercisable as follows: 25% on May 13, 1994; 25% on May 13, 1995; 25% on May 13, 1996; and 25% on May 13, 1997. The option was originally granted for 4,500 shares, and the original exercise price was $6.875 per share.

     The following information is furnished with respect to stock options and SARs held by the Named Officers at December 31, 1993. None of the Named Officers exercised stock options or SARs in 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                   Number of
                                                                  Securities               Value of
                                                                  Underlying             Unexercised
                                                                  Unexercised            In-the-Money
                                                                 Options/SARS            Options/SARS
                                     Shares                      at FY-End(1)            at FY-End(2)
                                   Acquired on      Value        Exercisable/            Exercisable/
              Name                  Exercise       Realized      Unexercisable          Unexercisable
- ---------------------------------  -----------     --------     ---------------         --------------
Bram Goldsmith...................       0             --        327,060/109,020(3)      $          0/0
George H. Benter, Jr.............       0             --         40,881/115,883(4)      $14,581/43,745
Steven D. Broidy.................       0             --         40,881/115,883(4)      $14,581/43,745
Alexander L. Kyman...............       0             --          68,747/11,993(5)      $          0/0
James M. Gleason.................       0             --                0/8,905(6)      $      0/5,837

- ---------------

(1) As adjusted pursuant to anti-dilution provisions of the Corporation's 1983 and 1985 Stock Option Plans for the Corporation's rights offering in May 1993, where applicable.

(2) Based upon fair market value of $7.50 per share, the closing price on the New York Stock Exchange of the Corporation's common stock on December 31, 1993.

(3) Stock options under 1985 Stock Option Plan with exercise price of $19.50 per share, paired with Tax Offset Bonus Rights (SARs). See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements," above.

(4) Stock options under 1985 Stock Option Plan with exercise prices ranging from $6.43 to $11.01 per share.

(5) Stock options under 1983 or 1985 Stock Option Plans with exercise prices ranging from $8.37 to $21.79 per share.

(6) Stock options under the 1985 Stock Option Plan with exercise prices ranging from $6.31 to $7.63 per share.

     Both the 1985 Stock Options Plan and outstanding options issued under the 1983 Stock Option Plan, which has expired, contain provisions applicable to all option holders, including the Named Officers, relating to exercisability of options and SARs upon termination of the option holder's employment and certain other events that may occur in connection with a change in control of the Corporation. Depending upon the value of the Corporation's common stock at the time any such event occurred, the value of options and SARs affected by such provisions might exceed $100,000 with respect to a Named Person.

     If an option holder's employment is terminated for any reason other than for cause, death, disability or retirement, any options or SARs held by the employee expire 3 months after the termination date, and until that time can only be exercised to the extent vested on the date of termination. If an employee dies or terminates employment by reason of disability or retirement, all options and SARs vest in full on the termination date, regardless of any vesting schedule otherwise applicable. In the event of the optionee's death, options and SARs must be exercised by the employee's estate within one year. If employment terminates because of retirement or disability, options and SARs may be exercised until 3 years after the termination date. The provisions relating to vesting and expiration after termination of employment may be altered by the Compensation Committee of the Corporation's Board of Directors in its discretion, but only with respect to stock options that are not qualified as Incentive Stock Options for tax purposes ("NSOs") and SARs. In no event may the expiration of options or SARs be extended to later than 10 years after the date of grant.

     In the event (a) more than 70% of the Corporation's common stock is acquired by a person or entity other than the Corporation; or (b) the Corporation is liquidated or dissolved following the sale of all or substantially all of its assets; or (c) the Corporation is merged or consolidated into another entity, then all outstanding stock options and SARs held by employees become exercisable unless the Board of Directors unanimously votes to the contrary. If the Corporation is merged or consolidated into another entity and the Board votes against the immediate maturity of outstanding options, the Board will make arrangements with the successor entity to assume the 1985 Stock Option Plan and outstanding options and SARs issued under the 1983 Stock Option Plan or substitute a new Plan in their place with appropriate adjustments.

     In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Stock Option Committee may, in its discretion, permit employees who hold NSOs to surrender the options and any SARs in tandem therewith and receive the difference between (i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the NSOs and SARs surrendered.

COMPENSATION OF DIRECTORS

     The Corporation does not pay cash fees to its directors for attendance at Board meetings. However, the Bank, whose Board of Directors is the same as the Corporation's, pays a fee of $800 to each non-employee director for attendance at each meeting of the Bank's Board of Directors. The Bank also pays directors an annual cash retainer in the amount of $3,000. Non-employee directors serving on committees appointed by each Board of Directors receive a fee for each committee meeting attended, ranging in amount from $600 to $800, depending on the committee. The chairs of two committees of the Bank's Board of Directors also receive a $3,000 annual cash retainer.

     In addition to the above, the Corporation's 1985 Stock Option Plan provides for the automatic annual grant of discounted stock options (which are not Incentive Stock Options) to non-employee directors, including members of the Stock Option Committee ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, and each non-employee director receives Director Stock Options each year having a net value of $3,000, based on the fair market value of the Corporation's common stock on the date of the Annual Meeting of Shareholders. Director Stock Options vest 6 months after the date of issuance or upon the termination of the holder's directorship (other than for cause), whichever is earlier, and expire 10 years after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The joint Compensation Committee of the Corporation's and Bank's Boards of Directors is composed of Messrs. Stuart D. Buchalter, Chairman, Burton S. Horwitch and Kenneth Ziffren. None of the committee members has ever been an officer or employee of the Corporation, the Bank or any subsidiary of the Bank. Mr. Buchalter is of counsel to the law firm of Buchalter, Nemer, Fields & Younger, a Professional Corporation, which was retained by the Bank during the Corporation's last two fiscal years. In 1993, payments by the Corporation and its subsidiaries for legal services rendered by the firm did not exceed 5% of the firm's gross revenues for the year.

     The Bank has an outstanding unsecured loan to Horwitch Brothers 3, a general partnership of which Mr. Horwitch is a partner. At March 1, 1994, the outstanding balance on this loan was $749,640; the largest amount outstanding since January 1, 1993, was $999,520. The loan, which matured on January 4, 1994, bears interest at the Bank's prime rate plus 1%. At March 1, 1994, the interest rate on the loan was 7%. The loan is in the process of renewal until January 4, 1995, subject to the approval of the Bank's Board of Directors. However, as a result of deteriorating economic conditions, the loan may involve more than the normal risk of collectibility.

     Mr. Bram Goldsmith, Chairman of the Board and Chief Executive Officer of the Corporation, is a member of the Board of Directors of Republic Pictures Corporation, of which Mr. Russell Goldsmith, a director of the Corporation, is Chairman of the Board and Chief Executive Officer. The Board of Directors of Republic Pictures Corporation has no Compensation Committee or other Board committee performing equivalent functions, and matters of compensation of executive officers are acted upon by the Republic Pictures Corporation Board as a whole.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Corporation's executive officers, all of whom are employees of the Bank, are made by the joint Compensation Committee of the Corporation and the Bank (the "Compensation Committee"). As noted elsewhere, the Corporation does not pay any direct compensation to its executive officers, except pursuant to the Corporation's Profit Sharing Plan and 1985 Stock Option Plan. The Compensation Committee administers the 1985 Stock Option Plan and grants options thereunder, as well as administering outstanding options issued under the 1983 Stock Option Plan, which expired in 1993. The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Compensation Committee oversees the compensation programs for officers of the Bank, and specifically the compensation of members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation. The decisions of the Compensation Committee are presented to the Bank's Board of Directors for review and approval.

     The following report is presented by the Compensation Committee.

OVERALL PHILOSOPHY

     The Bank's executive compensation programs are designed to:

     1. Provide levels of compensation that integrate pay with the Bank's annual and long-term performance goals, so as to align the interests of executive management with the long-term interests of shareholders;

     2. Motivate executive management to achieve the strategic business goals of the Bank and to recognize their individual contributions; and

     3. Provide compensation opportunities which are approximately at the median of those offered by competitive financial institutions, in order to assist the Bank in attracting and retaining qualified executives. Although the exact identity of the competitive institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys concerning comparable positions, these generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California. Some, but not all, of these banks are included within the Montgomery Securities Western Bank Monitor California Independent Bank Proxy index utilized in "SHAREHOLDER RETURN GRAPH," below. Banks not included in the index are selected on the basis of asset size and secondarily on the basis of location.

     For 1993, the key elements of the compensation program for executive management were base salary, annual cash bonus, stock option grants and benefits typically offered to executive officers by competitive financial institutions. During 1993, the Compensation Committee engaged in a review and re-evaluation of the compensation policies and procedures of the Bank and the Corporation with the assistance of Hewitt Associates, an independent compensation consultant, as discussed below.

     The Corporation has not adopted any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

BASE SALARY

     The Compensation Committee considers Bank management proposals concerning base salaries for executive officers, with the exception of Mr. Bram Goldsmith, whose compensation was established by a contract entered into in 1990 with the approval of the Board of Directors (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," above), and has made recommendations to the Bank's Board of Directors for approval. Such adjustments are usually effective beginning March 1.

     In determining appropriate levels of executive officer base salaries for 1993, the Compensation Committee considered the net profits of the Bank and the Corporation, as well as third-party surveys of the salary levels of competitive financial institutions, individual performance, position tenure and internal comparability (in order of decreasing importance). Based primarily on the Bank's net loss in 1992 and expected financial performance in 1993, as well as recommendation from the Bank's Strategy and Planning Committee, no executive officer received a salary increase in 1993 and as a result, each officer's annual base salary remained unchanged from its 1992 rate.

     The Compensation Committee approved the design and implementation effective January 1, 1994, of a revised corporate salary administration program with which Hewitt Associates provided assistance. The revised program establishes ranges for base salaries of officers by salary grade, based on median salary levels for similar positions at competitive financial institutions, rather than establishing base salaries for officers individually, as in the past. However, officers of a level of Executive Vice President and higher were not assigned to a salary grade under the revised program. Based on the Bank's operating results in 1993 and a survey of the salary levels for similar positions at competitive financial institutions, both in Southern California and nationally using data provided by Hewitt Associates and other independent sources, no executive officer received a salary increase in 1994 for 1993 performance.

     Effective December 31, 1993, the Compensation Committee approved a revised Separation Pay Plan with respect to all employees, including executive officers and employees of the Bank who may be deemed to be executive officers of the Corporation, who are regularly scheduled to work at least 30 hours per week and have completed at least three months of contiunous service at the time they are laid off. See "Employment Contracts and Termination of Employment and Change-In-Control Provisions," above. This Plan was adopted primarily for the purpose of encouraging employees whose employment has been terminated to execute a general release with regard to any potential claims against the Bank, and, for employees who do so, to provide separation pay according to both years of service and position.

     For future years, beginning with 1994, the Compensation Committee has instituted a policy that more emphasis be placed on incentive compensation for executive officers which is tied to annual financial performance goals for the Bank, such as the Executive Management Bonus Plan discussed below, rather than on base salary. This approach is considered more consistent with compensation practices at the surveyed competitive institutions, and serves to further align the interests of the executive officers with those of the shareholders.

ANNUAL CASH BONUSES

     Executive officers of the Bank, with the exception of Mr. James M. Gleason, one of the Named Officers, are eligible to participate in the Executive Management Bonus Plan as discussed below.

     In February 1993, with the assistance of Hewitt Associates, the Compensation Committee approved a revised Executive Management Bonus Plan, applicable to annual cash bonuses payable to members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation, for 1993 and subsequent years. The revised Plan provides more specific criteria and a specified source of funding for the payment of annual cash bonuses. Under the Plan, each year the Bank's Strategy and Planning Committee recommends to the Compensation Committee for its review and adoption a financial performance goal for the Bank, measured in terms of net profits. If the goal is not achieved, no cash bonuses will be paid. If the goal is achieved, bonuses may be paid, but only out of net profits in excess of the goal. The determination of which executive officers will receive bonuses and the size of the bonuses, expressed as a percentage of annual base salary, is made annually by the Compensation Committee following discussion of the recommendations of the Bank's Strategy and Planning Committee with respect to bonuses to members of the Bank's Executive Committee, based on an evaluation of the officers' contribution to the accomplishment of the Bank's goal and department or division goals. Since the net profits level set as a financial goal for 1993 was not met, the Bank's Strategy and Planning Committee recommended, and the Compensation Committee concurred, that no cash bonuses be paid to any executive officer for 1993. The Compensation Committee has approved the continuation of the Executive Management Bonus Plan for 1994.

     Under the City National Bank Investment Department Commission Plan in which Mr. Gleason participated in 1993, he earned a commission override based on the net revenues of the Investment Department. In conjunction with the reorganization of the Investment Department and Trust Division into the Investment Management and Trust Services Division, the Investment Department Commission Plan is being reviewed and revised. Under the proposed revised plan, Mr. Gleason, will not be eligible to participate in the plan in 1994. Instead, he will be eligible for consideration in 1994 for an annual cash bonus under the Key Officers Bonus Plan, which applies to certain officers who are not members of the Bank's Executive Committee. Management anticipates that a new incentive plan, in which Mr. Gleason will be eligible to participate, will be presented to the Compensation Committee, but the terms of the new plan have not yet been established.

STOCK OPTION GRANTS

     Recommendations of the Bank's Strategy and Planning Committee for the grant of stock options to executive officers under the Corporation's 1985 Stock Option Plan (the "Plan") are generally submitted to the Compensation Committee annually. After full discussion of the recommendations presented, the Committee decides whether to award stock options.

     The Plan is designed to align the interests of the executive officers with the long-term interest of the Corporation's shareholders in increasing the market value of the Corporation's stock. The option exercise price is the fair market value of the Corporation's common stock on the date of grant, and the options generally have a vesting schedule of 25% per year beginning one year after the grant date in order to encourage retention of executive officers and the creation of shareholder value over the long term, since the option holder receives the full benefit of the option only after a number of years. In determining whether to grant an option and the size of the grant to be awarded, the Compensation Committee considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Bank based upon their performance of their individual job responsibilities and option grant levels at competitive financial institutions (in order of decreasing importance). Past financial performance of the Bank and the Corporation is given less weight in the decision, because the value of the option is based upon future appreciation in the stock price.

     In February 1993, with the assistance of Hewitt Associates, the Compensation Committee modified its policies and procedures to take into account salary level in determining the size of option grants, an approach considered more consistent with the option grant policies of competitive institutions. With the exception of certain executive officers hired in 1992, consideration of stock option awards to executive officers based on their job performance in 1992 was deferred pending the Committee's review of its policies and the capital raising activities of the Corporation. In May 1993, the Compensation Committee awarded stock option grants to executive officers based on their job performance in 1992. The Committee also awarded stock option grants to executive officers on December 15, 1993, based on their job performance in 1993. With the adoption and implementation of the revised corporate salary administration program on January 1, 1994, the Compensation Committee expects the grant of stock option awards to executive officers, if warranted by their job performance in 1994, to be made in March 1995.

NEWLY HIRED EXECUTIVE OFFICERS

     Although no new executive officers were hired by the Bank in 1993, it is the policy of the Bank to discuss with the Compensation Committee the proposed total compensation package to be offered to a candidate, including annual base salary, eligibility for an annual cash bonus, the maximum percentage of annual base salary on which the bonus, if any, would be calculated, and any stock option grant proposed to be awarded at the time of hire, prior to extending the employment offer to the individual. The Compensation Committee then recommends the proposed annual base salary and eligibility for an annual cash bonus to the Bank's Board of Directors for approval, and decides whether to grant any proposed stock options. All elements of compensation for newly hired executive officers are based primarily on the responsibilities of the position, the experience of the individual and the incentive compensation practices of other competitive financial institutions.

                         STUART D. BUCHALTER, Chairman
                               BURTON S. HORWITCH
                                KENNETH ZIFFREN

                           SHAREHOLDER RETURN GRAPH

     The following line graph compares the total cumulative shareholder return on the Corporation's common stock, based upon quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Stock Index and the Montgomery Securities Western Bank Monitor California Independent Bank Proxy index of selected bank stocks. The graph assumes $100 invested on December 31, 1988, in the Corporation's common stock and each of the indices.

                           CITY NATIONAL CORPORATION
                    TOTAL CUMULATIVE SHAREHOLDER RETURN FOR
                        PERIOD ENDING DECEMBER 31, 1993

     [The data in the omitted graph is described in the following table]


                                                     December 31,
                              ----------------------------------------------------------
                                1988      1989      1990      1991      1992      1993
                              --------  --------  --------  --------  --------  --------
    City National
      Corporation...........  $ 100.00  $ 126.60  $  66.92  $  68.06  $  37.97  $  42.99
    S&P 500.................    100.00    131.59    127.49    166.17    178.40    197.00
    Montgomery Securities
      Western Bank Monitor
      California Independent
      Bank Proxy............    100.00    136.18    112.17    112.18    106.18    123.34

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table presents the amount and nature of beneficial ownership of the Corporation's common stock, $1.00 par value, by all directors of the Corporation, each Named Officer (see "COMPENSATION OF DIRECTORS AND OFFICERS," above) and the Corporation's directors and executive officers as a group:

                                                       Amount and Nature of
                                                       Beneficial Ownership
                                                  ------------------------------
                                                     Amount           Nature of          Percent
           Name of Beneficial Owner                   Held             Holdings         of Class
- ----------------------------------------------      ---------         ----------        ---------
GEORGE H. BENTER, JR.                                 7,500 (1)            BD                *
                                                     40,881 (2)             F
RICHARD L. BLOCH                                    228,071 (3)            BD                *
                                                      1,141 (2)             F
MIRION P. BOWERS, M.D.                                  120                AC                *
STEVEN D. BROIDY                                     34,154                AC                *
                                                      7,333 (4)             E
                                                     40,881 (2)             F
STUART D. BUCHALTER                                   4,648                AC                *
                                                      2,000 (5)            AC
                                                        375 (5)             E
JAMES M. GLEASON                                      2,264 (6)            BDE               *
                                                      1,226 (2)             F
BRAM GOLDSMITH                                    6,679,019 (7)            BD                  16%
                                                     40,597 (6)            BDE
                                                     69,720 (8)            BDE
                                                    436,080 (2)             F
RUSSELL GOLDSMITH                                     5,784                AC                   2%
                                                    790,107 (9)            AC
                                                     69,720 (8)            BDE
                                                     73,495 (9)            BDE
BURTON S. HORWITCH                                  114,820 (10)           AC                *
                                                        600 (10)           BDE
ALEXANDER L. KYMAN                                   70,978 (11)           BD                *
                                                     51,706 (6)            BDE
                                                     68,747 (2)             F
CHARLES E. RICKERSHAUSER, JR.                        11,248                AC                *
                                                        621 (2)             F
EDWARD SANDERS                                       13,942                AC                *
                                                      1,137 (12)           BD
                                                        621 (2)             F
ANDREA L. VAN DE KAMP                                 1,000                AC                *
KENNETH ZIFFREN                                      17,102                AC                *
                                                        991 (2)             F
ALL EXECUTIVE OFFICERS and DIRECTORS as a         8,937,439(13)                             20%
  Group

                                                        (footnotes on next page)

- ------------------

 *   Does not exceed 1% of class.

 A   Possesses sole voting power.

 B   Possesses shared voting power.

 C   Possesses sole investment power.

 D   Possesses shared investment power.

 E   Disclaims beneficial ownership.

 F Shares as to which listed beneficial owner has right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission.

 (1) Shares owned by the Benter Living Trust, of which Mr. Benter is a co-trustee and beneficiary.

 (2) Unexercised stock options granted under the Corporation's 1983 or 1985 Stock Option Plan which are vested or will vest within 60 days.

 (3) Shares owned by the Richard and Nancy Bloch Family Trust, of which Mr. Bloch is a co-trustee and beneficiary.

 (4) 7,133 shares are owned by Mr. Broidy's wife, individually and as trustee, and 200 shares are owned by Mr. Broidy's son. Mr. Broidy disclaims beneficial ownership of shares held by his wife and his son.

 (5) 2,000 shares are held by City National Bank as custodian of Mr. Buchalter's rollover IRA. 375 shares are owned by Mr. Buchalter's wife, individually and for the benefit of her IRA. Mr. Buchalter disclaims beneficial ownership of shares held by or for the benefit of his wife.

 (6) Represents the officer's proportionate interest, according to his account balance, in shares held in the Company Stock Fund under the City National Bank Profit Sharing Plan at most recent valuation date, December 31, 1993. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership thereof.

 (7) 6,111,030 shares are owned by the Bram and Elaine Goldsmith Family Trust, and 567,989 shares are owned by the Elaine Goldsmith Revocable Trust. Mr. Goldsmith is a co-trustee of both trusts. Mr. Goldsmith may be deemed a "control person" of the Corporation.

 (8) Shares owned by Goldsmith Family Foundation, a tax-exempt charitable foundation. Mr. Bram Goldsmith and Mr. Russell Goldsmith each disclaim beneficial ownership of shares held by the Foundation, of which both are directors.

 (9) 790,107 shares are owned by trusts of which Mr. Goldsmith is sole trustee. 73,495 shares are owned by B. N. Maltz Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director. Mr. Goldsmith disclaims beneficial ownership of shares held by the Foundation.

(10) 87,158 shares are owned by the Burton Horwitch Living Trust, of which Mr. Horwitch is sole trustee; 27,662 shares are held by Kemper Clearing Corporation as custodian for the benefit of Mr. Horwitch's contributory IRA; and 600 shares are held by the Horwitch Bros. Charitable Foundation, a tax-exempt charitable foundation of which Mr. Horwitch is a co-trustee. Mr. Horwitch disclaims beneficial ownership of shares held by the Foundation.

(11) Shares owned by the Kyman Family Trust, of which Mr. Kyman is a co-trustee.

(12) Shares held by City National Bank as custodian for Mr. Sanders' Keogh plan.

(13) Includes shares held by officers of the Bank who may be deemed to be executive officers of the Corporation. Of the amount shown, 680,452 shares represent unexercised stock options granted under the Corporation's 1983 and 1985 Stock Option Plans, as to which directors and officers have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission. Also includes 99,545 shares held by the Company Stock Fund under the City National Corporation Profit Sharing Plan, representing the proportionate interest therein of Bank officers who may be deemed to be executive officers of the Corporation, according to their account balances at the most recent valuation date, December 31, 1993. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership of such shares.

     The directors of the Bank do not hold director-qualifying stock of the Bank. Rather, they have satisfied this qualification requirement by holding a requisite number of shares of the Corporation in accordance with an interpretive ruling issued by the Comptroller of the Currency.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Since 1967, the Bank's Pershing Square Regional Office and a number of Bank departments have occupied leased space in the office building located at 600 South Olive Street in downtown Los Angeles. The building was originally developed and built by a partnership between a wholly-owned subsidiary of the Bank, Citinational Bancorporation, and Buckeye Construction Co. and Buckeye Realty and Management Corporation (two corporations then affiliated with Mr. Bram Goldsmith, now Chairman of the Board and Chief Executive Officer of the Corporation and the Bank); since its completion, the building has been owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. are the only general partners, each with a 29% partnership interest. Citinational Bancorporation has an additional 3% interest as a limited partner of Citinational-Buckeye Building Co.; the remainder is held by other, unaffiliated limited partners. Olive-Sixth Buckeye Co. is a limited partnership of which Mr. Goldsmith is a 49% general partner; therefore, Mr. Goldsmith has an indirect 14% ownership interest in Citinational-Buckeye Building Co. The remaining general partner and all limited partners of Olive-Sixth Buckeye Co. are not affiliated with the Corporation.

     The Bank occupies space in the building under leases signed in 1966, 1985 and 1991, all of which expire in 1996. Prior to 1991, rental and other payments were made to an unaffiliated ground lessee, Tishman Speyer South Olive Street. This ground lease was terminated in December 1990, and the Bank now pays rent and operating expense pass-throughs to Citinational-Buckeye Building Co. Rental rates and other lease terms were negotiated at arms' length without Mr. Goldsmith's involvement, and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the building. In 1993, the Bank paid Citinational-Buckeye Building Co. a total of $649,060 for rent under all leases in the building and $279,753 for operating expense pass-throughs. Based on existing lease terms, rentals payable by the Bank to Citinational-Buckeye Building Co. total $61,166 per month for all leases in the building, not including operating expense pass-throughs.

     Certain indebtedness of Citinational-Buckeye Building Co. to the Bank is described below. In addition, since 1991, Mr. Goldsmith and the other general partner of Olive-Sixth Buckeye Co. have made unsecured advances to Citinational-Buckeye Building Co. to cover operating expenses and common area and tenant improvements. Mr. Goldsmith has advanced a total of $4,312,500 (of which $937,500 was paid in 1993), which bears interest at the Bank's prime rate plus 1% per annum, interest payable quarterly, with principal and accrued, unpaid interest being due and payable on December 31, 1998.

     In the ordinary course of its business, the Bank has made loans to directors and executive officers of the Corporation and/or to businesses in which they have interests as officers, directors, partners, trustees and/or stockholders. In the opinion of management, all such loans were made on substantially the same terms, including interest rates and collateral (if any required), as those prevailing at the time for comparable transactions with other persons, and such loans did not involve more than normal risk of collectibility or present other unfavorable features. The Bank has adopted a policy that it will not make any new loans to directors, executive officers or their affiliates. However, as a result of deteriorating economic conditions, certain loans discussed below may involve, or in 1993 may have involved, more than the normal risk of collectibility.

     The Bank has an outstanding loan to Citinational-Buckeye Building Co., with which Mr. Bram Goldsmith, Chairman of the Board and Chief Executive Officer of the Corporation, is affiliated, as described above. The loan is secured by the office building described above and is non-recourse to the general partners of the borrower. At March 1, 1994, the outstanding balance on the loan, which bears interest at the Bank's prime rate plus 1/2%, with a maximum of 12.5% and a minimum of 8.5% (the rate in effect at March 1, 1994), was $16,612,187; the largest amount outstanding since January 1, 1993, was $16,863,447. The loan matures in 1998. The loan is and from its inception has been current as to required payments of principal and interest, in part because certain partners have voluntarily made advances to the partnership, as described above.

     A loan to Horwitch Brothers 3, a partnership of which Mr. Burton S. Horwitch, a director of the Corporation, is a partner, is described under "Compensation Committee Interlocks and Insider Participation," above.

        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

     Under federal securities laws and rules of the Securities and Exchange Commission, directors and executive officers of the Corporation, as well as persons holding more than 10% of the Corporation's outstanding shares of common stock, are required to file reports showing their initial ownership of the Corporation's common stock and any subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange by certain specified due dates. Based solely on the Corporation's review of copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during 1993, all such reports that were required were filed on a timely basis.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the Corporation's 1995 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Corporation, at the address of the Corporation set forth on the first page of this Proxy Statement, before November 16, 1994, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy, in accordance with rules and regulations of the Securities and Exchange Commission.

                            INDEPENDENT ACCOUNTANTS

     On August 25, 1993, the Audit Committee of the Board of Directors of the Corporation selected KPMG Peat Marwick to serve as independent accountants of the Corporation for its fiscal year which ended December 31, 1993. The Audit Committee has not yet selected independent accountants for the current fiscal year, which ends on December 31, 1994. The Audit Committee, according to its normal procedures, will make its recommendations to the Corporation's Board of Directors as to independent accountants later in the year, at which time the independent accountants for the current fiscal year will be selected.

     Before August 25, 1993, Price Waterhouse had served as independent accountants of the Corporation and had audited the Corporation's financial statements. Price Waterhouse was dismissed by the Audit Committee on August 25, 1993. Price Waterhouse's report on the Corporation's financial statements for the fiscal year ended December 31, 1992, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 1992, and through August 25, 1993, there was no disagreement between the Corporation and Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Price Waterhouse's satisfaction, would have caused it to make a reference to the subject matter of such disagreement in connection with its report, nor did any reportable event, as defined by the rules of the Securities and Exchange Commission, occur. Before August 25, 1993, the Corporation did not consult KPMG Peat Marwick regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements, or regarding any matter that was either the subject of a disagreement or a reportable event, as defined by the rules of the Securities and Exchange Commission.

     A representative of KPMG Peat Marwick is expected to attend the 1994 Annual Meeting of Stockholders, with the opportunity to make a statement and respond to appropriate questions.

                                          By Order of the Board of Directors

                                          CHARLES D. KENNY
                                          Secretary

March 18, 1994

     THE CORPORATION'S ANNUAL REPORT FOR 1993 TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE AVAILABLE AFTER MARCH 31, 1994, AND MAY BE OBTAINED FREE OF CHARGE UPON WRITTEN REQUEST TO:

                            HENG CHEN, SENIOR VICE PRESIDENT
                            CITY NATIONAL BANK
                            FINANCE DIVISION
                            9696 WILSHIRE BOULEVARD
                            THIRD FLOOR
                            BEVERLY HILLS, CA 90212

                           CITY NATIONAL CORPORATION

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 19, 1994
    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                  CORPORATION

    The undersigned hereby appoints CHARLES D. KENNY and STEVEN L. STRANGE, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of CITY NATIONAL CORPORATION to be held at the offices of City National Bank, 400 N. Roxbury Drive, Beverly Hills, California, on April 19, 1994, at 4:00 P.M., and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

    (1) ELECTION OF DIRECTORS
        / / FOR all the nominees listed below     / / WITHHOLD AUTHORITY
           (except as marked to the contrary          to vote for all nominees
            below)                                    listed below

        George H. Benter, Jr., Richard L. Bloch, Mirion P. Bowers, M.D., Steven
        D. Broidy, Stuart D. Buchalter, Bram Goldsmith, Russell D. Goldsmith, Burton S. Horwitch, Charles E. Rickershauser, Jr., Edward Sanders, Andrea L. Van De Kamp, Kenneth Ziffren.

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

        ----------------------------------------------------------------------

    (2) In their discretion, upon all other matters as may properly be brought before the meeting or any adjournments thereof.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)



                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM (1).
                                                   Date..................., 1994

                                                   -----------------------------
                                                           Signature(s)

                                                   -----------------------------
                                                           Signature(s)

                                                   Please sign as name(s) appear
                                                   on stock certificate (as
                                                   indicated hereon). Joint
                                                   owners should both sign.
                                                   If signed by an attorney,
                                                   executor, guardian or in some
                                                   other capacity or as officer
                                                   of a corporation, please add
                                                   title as such.

                                                     SHAREHOLDERS ARE URGED TO
                                                     MARK, SIGN AND RETURN
                                                     THIS PROXY PROMPTLY TO
                                                     CITY NATIONAL CORPORATION
                                                     IN THE ENVELOPE PROVIDED